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                                                                    Exhibit 21.1

                       Subsidiaries of Tandus Group, Inc.


               NAME                                JURISDICTION OF INCORPORATION
              -----                             ---------------------------------
Collins & Aikman Floorcoverings, Inc.            Delaware

      Monterey Carpets, Inc.                     Delaware

          Monterey Color Systems, Inc.           California


      CAF Extrusion, Inc.                        Delaware

      Crossley Carpet Mills Limited              Canada
